UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)     August 12, 1999
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On August 12, 1999, MBNA International Bank Limited ("MBNA Europe"), a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in the United Kingdom, completed the securitization of 250.0 million pounds sterling of credit card asset-backed securities issued via a special purpose vehicle, Chester Asset Receivables Dealings No. 9 Limited (CARDS trademark). MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation.

     The securities were offered in two transactions, 240.0 million pounds sterling Class A (senior) floating rate asset-backed securities and 10.0 million pounds sterling Class B (subordinate) floating rate asset-backed securities. The 3.5 year Class A Notes were indexed at 12.5 basis points over the three month Sterling London Interbank Offered Rate (LIBOR), and priced at 99.919% to yield 15 basis points over the three month Sterling LIBOR. The 3.5 year Class B Notes were indexed at 37.5 basis points over the three month Sterling LIBOR, and priced at 99.919% to yield 40 basis points over the three month Sterling LIBOR. Interest on the Class A Notes and the Class B Notes will be paid quarterly.

     The securities are governed by English law and the Class A Notes are expected to be listed on the London Stock Exchange.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date:  August 12, 1999                     By:  /s/      M. Scot Kaufman
                                                   ---------------------------
                                                         M. Scot Kaufman
                                                    Executive Vice President
                                                   and Chief Financial Officer